FOR IMMEDIATE RELEASE

Contact:

Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972-348-4310
shelley.whiddon@alliancedata.com

HSN
Felise Kissell – Analysts/Investors
727-872-7529
felise.kissell@hsn.net

Nancy Bushkin — Media
727-872-4084
Nancy.bushkin@hsn.net

ALLIANCE DATA SIGNS MULTI-YEAR AGREEMENT WITH HSN, A LEADING MULTI-CHANNEL LIFESTYLE
RETAILER

Alliance Data to Launch Co-brand and Private Label Card Services in Addition to Acquiring Existing
Private Label Card Portfolio

DALLAS, Texas – Jan. 15, 2009 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a multi-year agreement to provide both co-brand and private label credit card services to HSN, an interactive lifestyle network and retail destination. A multi-channel retailer, HSN reaches 90 million homes through its television network and online, where hsn.com is in the top-10 trafficked e-commerce sites. HSN is an operating segment of HSN, Inc. (NASDAQ: HSNI), a company with approximately $3 billion in annual revenues.

Under terms of the agreement, Alliance Data will provide a comprehensive set of private-label and co-brand credit card services for HSN, including account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; customer service functions; and marketing services.

In addition to the launch of new co-brand and private label products, Alliance Data purchased HSN’s existing file of private label credit card accounts.  The accounts purchased by Alliance Data generate a portfolio between $100 and $200 million in receivables. The acquired file carries only a modest level of delinquencies and, as such, Alliance Data believes that its performance will be consistent with traditional expectations.  Additionally, all new co-brand and private label accounts will be consistent with Alliance Data’s traditional credit quality standards.  Conversion of the file is scheduled for the first quarter of 2009.

Alliance Data will partner with HSN to develop cardholder loyalty programs designed to incent and reward both private label and co-brand cardholders. Additionally, Alliance Data will provide advanced analytics services geared toward helping HSN identify, target and acquire high-value customers. Specific services will include customer segmentation, product affinity, and response modeling designed to target and better engage customers with the HSN brand.

 “Alliance Data’s extensive suite of credit and marketing services coupled with their multi-channel expertise makes them the ideal partner for this integrated private label and co-brand credit solution,” said Judy Schmeling, executive vice president and chief financial officer, HSN, Inc. “HSN strives to deliver an exceptional shopping experience for our customers, and this new partnership with Alliance Data will enhance that experience and ultimately help drive retail sales for HSN.”

“HSN is a premier retailer with consistent growth and a legion of loyal customers,” said Ivan Szeftel, president of Retail Services for Alliance Data. “We’re excited with this new partnership opportunity.  HSN’s strong commitment to delivering value and outstanding service to its customers speaks volumes about their business philosophy—a philosophy we share, and one that makes this relationship a natural fit.”

About HSN
HSN is an interactive lifestyle network and retail destination, offering a curated assortment of exclusive products combined with top brand names. HSN incorporates experts, entertainment, inspiration, solutions, tips and ideas to provide an entirely unique shopping experience for its customers. On HSN and hsn.com, customers will find exceptional selections in Health & Beauty (e.g. M. Asam, Carol’s Daughter, Clarins, Eyes by Design, HoMedics, Andrew Lessman, Tony Little, Ken Paves, Perlier, Sephora, ybf Cosmetics); Jewelry (e.g. Heidi Daus, Myrka Dellanos, R.J. Graziano, IMAN Global Chic, MichaeLisa, Noir, Amedeo Scognamilio, Tori Spelling); Home/Lifestyle (e.g. Nate Berkus, Bissell, Colin Cowie, Dyson, Todd English, GreenPan with Thermolon, Emeril Lagasse, Joy Mangano, MoMA Design Store, Wolfgang Puck, John Robshaw); Fashion/Accessories (e.g. Loulou de la Falaise, Carlos Falchi, Patricia Field, Diane Gilman, Tina Knowles, Adrienne Landau, Debbie Shuchat, Sharif, Heidi Weisel); and Electronics (e.g. Canon, Gateway, GE, HP, JVC, Kodak, LG, Samsung).

HSN is available across all media including its TV network and HSN.com, which ranks in the top 30 of the top 500 internet retailers. HSN, the original shopping network, is an operating segment of HSN, Inc. (Nasdaq: HSNI).

About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of loyalty and marketing solutions derived from transaction-rich data. The Company manages more than 107 million consumer relationships for some of North America’s most recognizable companies. Through the creation and deployment of customized solutions that change consumer behavior, Alliance Data enables its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at more than 50 locations worldwide. Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit its web site, www.alliancedata.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement or third parties may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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